SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 2, 2000

                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                       1-8061                     11-1986657
(State or other jurisdiction       (Commission                (I.R.S. Employer
   of incorporation)               File Number)              Identification No.)



55 Charles Lindbergh Blvd., Mitchel Field, NY                    11553
 (Address of principal executive offices)                      (Zip Code)

                                 (516) 794-4500
              (Registrant's telephone number, including area code)

                                      NONE

              (Former name, former address and former fiscal year,
                         if changed since last report)

-----------------------------------------------------------------------

                                Page 1 of 4 pages

ITEM 5.         OTHER EVENTS

         On October 4, 2000, the Chancery Court of the State of Delaware In and For New Castle County entered an Order and Final Judgment of Dismissal of
Derivative Action ("Final Order") in the action entitled "In Re Frequency Electronics Derivative Litigation, Court of Chancery of the State of Delaware In and For New Castle County, Civil Action No. 13266", ("Derivative Litigation") approving a Stipulation of Settlement dated August 2, 2000 entered into by Frequency Electronics, Inc. (referred to as "FEI" or "Registrant") and all of the other parties to the Derivative Litigation ("Stipulation"), thereby concluding a disposition of the Derivative Litigation and certain previously reported pending litigations, as follows:

1. "In the Court of the Chancery for the State of Delaware In and For New Castle County, Diane Solash Derivatively, on behalf of Frequency Electronics, Inc., a Delaware Corporation, Plaintiff, vs. Martin B. Bloch, Peter O. Clark, Joseph P. Franklin, Joel Girsky, Abraham Lazar, John C. Ho,
     E. John Rosenwald, Jr., individuals, Defendants and Frequency Electronics, Inc., a Delaware Corporation, Nominal Defendant", Civil Action No. 13266 ("Solash Action").

2. "In the Court of Chancery of the State of Delaware In and For New Castle County, Moise Katz Derivatively, on behalf of Frequency Electronics, Inc., a Delaware corporation, Plaintiff, vs. Martin B. Bloch, Peter O. Clark,
     Joseph P. Franklin, Joel Girsky, John C. Ho, Abraham Lazar, E. John Rosenwald, Jr., Harry Newman, Marvin Norworth, individuals, Defendants, and Frequency Electronics, Inc., a Delaware Corporation, Nominal Defendant', Civil Action No. 13841 ("Katz Delaware Action").

The Solash Action and the Katz Delaware Action were consolidated under the caption of the Derivative Litigation pursuant to a prior Order of the Court.

         Pursuant to the Final Order and the Stipulation of Settlement approved by the Court, the Derivative Litigation was disposed of, as follows: all claims that have been, could have been, or in the future could be asserted by FEI or the Plaintiffs derivatively on behalf of FEI or as representatives of all FEI shareholders arising out of the Solash Action, the Katz Delaware Action or the Derivative Litigation against the defendants, were released and the Derivative Action was dismissed with prejudice and without costs; Plaintiffs' counsel were awarded attorneys' fees and expenses in the amount of $218,684.20 to be paid by FEI; provision was made that the FEI Audit Committee shall consist of three (3) persons, each of whom is an outside director (not including a director who was an officer of FEI within the past three years), until the Audit Committee is so constituted, any member of the Audit Committee who is not an outside director, shall abstain from voting on any matter before the Audit Committee in which such member has an interest which may interfere with his or her exercise of independent judgement and, the Board of Directors may appoint an additional director to the Audit Committee that is not an outside director if such appointment is determined to be in the best interests of FEI, provided, however, FEI shall comply with the American Stock Exchange listing standards with respect to its Audit Committee requirements, at such time as compliance is required, to the extent that any of the foregoing provisions are inconsistent or in conflict with the listing standards; the Board of Directors of FEI shall create a Government Compliance Committee ("GCC") consisting of two (2) persons who are outside directors, and the Board of Directors may designate one (1) additional director who is not an outside director if the Board determines it is in the best interests of FEI, and the GCC shall meet at least biannually to review compliance with government contracting laws and regulations and report to the Board on the steps that the responsible officers of FEI have taken to insure compliance with the applicable laws and regulations. In accordance with the Final Order, the Derivative Action was dismissed with prejudice on October 10, 2000, the date upon which the terms of the Stipulation were complied with including the payment by FEI of the plaintiff's attorneys' fees and costs.

         For a further discussion of the Solash Action, the Katz Delaware Action and the Derivative Litigation reference is made to the Form 10K for the fiscal year ended April 30, 2000 filed by FEI under Section 13 of the Securities Exchange Act of 1934 which is on file at the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FREQUENCY ELECTRONICS, INC.

                                            By: /s/Martin B. Bloch
                                                ------------------
                                                Martin B. Bloch, President and
                                                Chief Executive Officer

Dated: November 1, 2000